UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 24, 2014 (October 22, 2014)
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STONEGATE MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)
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Ohio	001-36116	34-1194858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9190 Priority Way West Drive, Suite 300
Indianapolis, Indiana
(Address of principal executive offices)
Registrant’s telephone number, including area code: (317) 663-5100
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Appointment of Certain Officers.

(c)
Effective October 22, 2014, for Stonegate Mortgage Corporation (the “Company”) named Carrie P. Preston, CPA, its Chief Accounting Officer. Ms. Preston is 44 years old and has extensive experience in the banking and mortgage finance industries, including serving as a controller and chief financial officer.

Since July 2014, Ms. Preston served as an independent consultant specializing in management and accounting consulting services. Prior to that, from April 2013 to June 2014 Ms. Preston served as Chief Financial Officer for Union Mortgage Group. Union Mortgage Group is a non-bank affiliate of Union First Market Bankshares, a NASDAQ-listed community bank headquartered in Richmond, VA. Prior to Union Mortgage Group, from September 2012 to March 2013 Ms. Preston served as assistant controller for NewMarket Corporation, a NYSE-listed company that is the parent for various chemical and petroleum manufacturers and a real estate management firm. Prior to NewMarket, from June 2009 to September 2012 Ms. Preston served as director of financial reporting and chief accounting officer for Performance Food Group, a leading U.S. foodservice company and distributor with over 11,000 employees. Ms. Preston’s additional experience includes serving as chief financial officer of Saxon Capital, Inc., a real estate investment trust that was a leading independent residential mortgage lender and servicer and a subsidiary of Morgan Stanley. Prior to its sale to Morgan Stanley, when Saxon was publicly listed on the NYSE, she was senior vice president and controller. She was also a Senior Manager for KPMG where she focused on financial services clients. Ms. Preston has a Bachelor of Business Administration, with a concentration in Accounting and minor in French, from The College of William and Mary.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STONEGATE MORTGAGE CORPORATION (Registrant)

Date: October 24, 2014	By:	/s/ Robert B. Eastep
Robert B. Eastep
Chief Executive Officer
(On behalf of the Registrant and as its principal financial officer)